Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-122677 on Form S-8 of our report dated April 21, 2006, appearing in this Annual Report on Form 10-K of Franklin Credit Management Corporation for the year ended December 31, 2005.


/s/ Deloitte & Touche LLP

New York, New York
April 24, 2006